                                   June 1998



Dear Contract owner:

     I would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your
voting instructions on this matter.   As the owner of a FirstLine/Strategic
Advantage variable life policy or Exchequer variable annuity contract issued by Security Life of Denver Insurance Company ("SLD") who has invested in the Van Eck Worldwide Balanced Fund (the "Balanced Fund"), you are entitled to provide us with your voting instructions.

     Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios, and the Balanced Fund does not have the investment flexibility that larger funds have. In addition, Van Eck Associates Corporation, the investment adviser to the Balanced Fund, has advised SLD that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

     In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders are three insurance companies, including SLD, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998, the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 29, 1998.

     To assist you in giving us your instructions, a Voting Instruction Form is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give us voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND A PROXY STATEMENT are enclosed which describe the matters to be voted on at the Special Shareholder Meeting.

     If you have not transferred your contract value out of the Balanced Fund by the date of the liquidation, your contract value invested in shares of the Balanced Fund will be automatically transferred to the variable account that invests in the Fidelity Money Market

June 1998
Page 2


Portfolio. From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Fund to other Variable investment funds available under your contract. That transfer will not count as one of the limited number of free transfers permitted each contract year. The transfer will not affect the amount of Eligible Premium Payments on which your Living Benefit for the Balanced Fund has been based. Those Eligible Premium Payments will be transferred along with your contract value from the Van Eck Worldwide Balanced Variable Account to the Variable Account of your choice. In addition, SLD will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation.

     As stated above, if you have not transferred your contract value out of the Balanced Fund by the date of the liquidation, your contract value invested in shares of the Balanced Fund will be automatically transferred to the variable account that invests in the Fidelity Money Market Portfolio. Even after the 30 day period described above, you may still transfer your contract value invested in shares of Fidelity Money Market Portfolio to other Variable investment funds available under your contract, subject to the conditions contained in the contract Prospectus.

     In addition, you have the one time ability to surrender those amounts automatically transferred to the variable account that invests in Fidelity Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

     YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date and sign the enclosed voting instruction forms. It is also important that you consider using your free transfer right to TRANSFER YOUR CONTRACT VALUE out of the Van Eck Worldwide Balanced Variable Account prior to June 29, 1998.

     If you have any questions regarding this matter and you are the owner of an
Exchequer Contract, please call 1-800-933-5858.   Owners of a FirstLine or
Strategic Advantage Contract may call 1-800-848-6362 for assistance. We look forward to assisting you in your insurance and investment needs in 1998 and beyond.


                                       Sincerely,



                                       Carol D. Hard
                                       Sr. Vice President

                                   June 1998



Dear Contract owner:

     I would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your
voting instructions on this matter.   As the owner of a Visionary and/or
Visionary Choice variable annuity contract issued by IL Annuity and Insurance Company ("IL Annuity") who has invested in the Van Eck Worldwide Balanced Fund (the "Balanced Fund"), you are entitled to provide us with your voting instructions.

     Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios, and the Balanced Fund does not have the investment flexibility that larger funds have. In addition, Van Eck Associates Corporation, the investment adviser to the Balanced Fund, has advised IL Annuity that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

     In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders are three insurance companies, including IL Annuity, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998 the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 29, 1998.

     To assist you in giving us your instructions, a Voting Instruction Form is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give us voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND A PROXY STATEMENT are enclosed which describe the matters to be voted on at the Special Shareholder Meeting.

     In connection with the proposed liquidation of the Balanced Fund, IL Annuity has closed the Variable Account that invests in the Van Eck Worldwide Balanced Fund on March 16, 1998 to all transfers and new premium payments. Effective March 16, 1998, contract owners are not permitted to allocate new premium payments, or transfer contract value, to the Van Eck Worldwide Balanced Variable Account.

June 1998
Page 2



     From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Variable Account to one other Variable Account available under your contract. That transfer will
   ---
not count as one of the limited number of free transfers permitted each contract year. And the transfer will not affect the amount of Eligible Premium Payments on which your Living Benefit for the Balanced Fund has been based. Those Eligible Premium Payments will be transferred along with your contract value from the Van Eck Worldwide Balanced Variable Account to the Variable Account of your choice. In addition, IL Annuity will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation.

     If you have not transferred your contract value out of the Balanced Fund by the date of the liquidation, your contract value invested in shares of the Balanced Fund will be automatically transferred to the variable account that invests in the Money Market Portfolio of the Fidelity Variable Insurance Products Fund. Even after the 30 day period discussed above, you may still transfer your contract value invested in the Fidelity Money Market Portfolio to other Variable Accounts available under your contract, subject to the conditions contained in the contract Prospectus. In addition, you have the one time ability to surrender those amounts automatically transferred to the variable account that invests in the Fidelity Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

     YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date and sign the enclosed voting instruction forms. And it is also important that you consider using your free transfer right to TRANSFER YOUR CONTRACT VALUE out of the Van Eck Worldwide Balanced Variable Account prior to June 29, 1998.

     If you have any questions regarding this matter and you are the owner of a
Visionary Contract, please call 1-800-388-1331.   Owners of a Visionary Choice
Contract may call 1-888-232-6486 for assistance. We look forward to assisting you in your insurance and investment needs in 1998 and beyond.


                                          Sincerely,



                                          Gregory J. Carney
                                          President and Chief Executive Officer

                         AIG LIFE COMPANIES LETTERHEAD



June 12, 1998


Name
Address
Address
Address


Dear Contract Owner:

I would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your voting instructions on this matter. As the owner of a Variable Annuity contract issued by American International Life Assurance Company of New York ("AI Life") who has invested in the Van Eck Worldwide Balanced Fund ("the Balanced Fund"), you are entitled to provide us with your voting instructions.

Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios. The Balanced Fund does not have the portfolio management flexibility that is associated with a larger portfolio. In addition, Van Eck Associates Corporation, the investment advisor to the Balanced Fund, has advised AI Life that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders consist of four insurance companies, including AI Life, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998 the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 30, 1998.

To assist you in giving us your instructions, a VOTING INSTRUCTION FORM is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND PROXY STATEMENT are attached which describe the matters to be voted on at the Special Shareholder Meeting.

From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Portfolio to one other portfolio
                                                             ---
available under your contract. That transfer will not count as one of the limited number of free transfers permitted each contract year. In addition, AI Life will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation. After the 30 day period you will return to the transfer rights generally available under your contract.

In addition, you have the one time ability to surrender those amounts automatically tranferred to the variable account that invests in the Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

IF YOU HAVE NOT TRANSFERRED YOUR CONTRACT VALUE OUT OF THE WORLDWIDE BALANCED PORTFOLIO BY THE DATE OF THE LIQUIDATION, YOUR CONTRACT VALUE INVESTED IN SHARES OF THE WORLDWIDE BALANCED PORTFOLIO WILL BE AUTOMATICALLY TRANSFERRED TO THE MONEY MARKET PORTFOLIO.

YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date, and sign the enclosed voting instruction forms. And it is also important that you consider using your free transfer right to TRANSFER YOUR FUND VALUE out of the Van Eck Worldwide Balanced Portfolio prior to June 30, 1998.

If you have any questions regarding this matter please contact our Customer Service Department at 1-800-255-8402. We look forward to assisting you in your insurance and investment needs.


Sincerely,



Linda A. Wagner
Director of Variable Products

                         AIG LIFE COMPANIES LETTERHEAD


June 12, 1998

Name
Address
Address
Address


Dear Contract Owner:

We would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your voting instructions on this matter. As the owner of a Variable Annuity contract issued by AIG Life Insurance Company ("AIG Life") who has invested in the Van Eck Worldwide Balanced Fund ("the Balanced Fund"), you are entitled to provide us with your voting instructions.

Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios. The Balanced Fund does not have the portfolio management flexibility that is associated with a larger portfolio. In addition, Van Eck Associates Corporation, the investment advisor to the Balanced Fund, has advised AIG Life that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders consist of four insurance companies, including AIG Life, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998 the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 30, 1998.

To assist you in giving us your instructions, a VOTING INSTRUCTION FORM is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND PROXY STATEMENT are enclosed which describe the matters to be voted on at the Special Shareholder Meeting.

From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Portfolio to one other portfolio
                                                             ---
available under your contract. That transfer will not count as one of the limited number of free transfers permitted each contract year. In addition, AIG Life will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation.

After the 30 day period you will return to the transfer rights generally available under your contract.

In addition, you have the one time ability to surrender those amounts automatically tranferred to the variable account that invests in the Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

IF YOU HAVE NOT TRANSFERRED YOUR CONTRACT VALUE OUT OF THE WORLDWIDE BALANCED PORTFOLIO BY THE DATE OF THE LIQUIDATION, YOUR CONTRACT VALUE INVESTED IN SHARES OF THE WORLDWIDE BALANCED PORTFOLIO WILL BE AUTOMATICALLY TRANSFERRED TO THE MONEY MARKET PORTFOLIO.

YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date, and sign the enclosed voting instruction forms. And it is also important that you consider using your free transfer right to TRANSFER YOUR FUND VALUE out of the Van Eck Worldwide Balanced Portfolio prior to June 30, 1998.

If you have any questions regarding this matter please contact our Customer Service Department at 1-800-255-8402. We look forward to assisting you in your insurance and investment needs.


Sincerely,



Linda A. Wagner
Director of Variable Products

                         AIG LIFE COMPANIES LETTERHEAD


June 12, 1998


Name
Address
Address
Address


Dear Contract Owner:

I would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your voting instructions on this matter. As the owner of a Variable Life contract issued by American International Life Assurance Company of New York ("AI Life") who has invested in the Van Eck Worldwide Balanced Fund ("the Balanced Fund"), you are entitled to provide us with your voting instructions.

Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios. The Balanced Fund does not have the portfolio management flexibility that is associated with a larger portfolio. In addition, Van Eck Associates Corporation, the investment advisor to the Balanced Fund, has advised AI Life that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders consist of four insurance companies, including AI Life, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998 the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 30, 1998.

To assist you in giving us your instructions, a VOTING INSTRUCTION FORM is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND PROXY STATEMENT are attached which describe the matters to be voted on at the Special Shareholder Meeting.

From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Portfolio to one other portfolio
                                                             ---
available under your contract. That transfer will not count as one of the limited number of free transfers permitted each contract year. In addition, AI Life will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation. After the 30 day period you will return to the transfer rights generally available under your contract.

In addition, you have the one time ability to surrender those amounts automatically tranferred to the variable account that invests in the Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

IF YOU HAVE NOT TRANSFERRED YOUR CONTRACT VALUE OUT OF THE WORLDWIDE BALANCED PORTFOLIO BY THE DATE OF THE LIQUIDATION, YOUR CONTRACT VALUE INVESTED IN SHARES OF THE WORLDWIDE BALANCED PORTFOLIO WILL BE AUTOMATICALLY TRANSFERRED TO THE MONEY MARKET PORTFOLIO.

YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date, and sign the enclosed voting instruction forms. And it is also important that you consider using your free transfer right to TRANSFER YOUR FUND VALUE out of the Van Eck Worldwide Balanced Portfolio prior to June 30, 1998.

If you have any questions regarding this matter please contact our Customer Service Department at 1-800-340-2765. We look forward to assisting you in your insurance and investment needs.


Sincerely,



Linda A. Wagner
Director of Variable Products

                         AIG LIFE COMPANIES LETTERHEAD



June 12, 1998


Name
Address
Address
Address


Dear Contract Owner:

I would like to take this opportunity to inform you of the proposed closing of the Van Eck Worldwide Balanced Fund (the "Balanced Fund") and to request your voting instructions on this matter. As the owner of a Variable Life contract issued by AIG Life Insurance Company ("AIG Life") who has invested in the Van Eck Worldwide Balanced Fund ("the Balanced Fund"), you are entitled to provide us with your voting instructions.

Recently the Board of Trustees of the Van Eck Worldwide Insurance Trust voted to recommend the liquidation of the Balanced Fund because it has not generated substantial contract owner interest since its inception. The Balanced Fund is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Balanced Fund, without any expense reimbursement, have been higher than the ratios of most similar, but larger, portfolios. The Balanced Fund does not have the portfolio management flexibility that is associated with a larger portfolio. In addition, Van Eck Associates Corporation, the investment advisor to the Balanced Fund, has advised AIG Life that its current voluntary absorption of all expenses for the Balanced Fund will not be continued much longer. This could have the effect of significantly reducing assets and decreasing performance for the Balanced Fund.

In order to liquidate the Balanced Fund, the Trust must obtain the consent of its shareholders. Currently the Fund's shareholders consist of four insurance companies, including AIG Life, whose variable contract owners are invested in the Balanced Fund. Each insurance company must give its variable contract owners of record as of the close of business on February 13, 1998 the right to instruct the insurance company as to the manner in which shares of the Balanced Fund attributable to the owner's variable contract should be voted. If approved by shareholders, the liquidation is expected to occur on or about June 30, 1998.

To assist you in giving us your instructions, a VOTING INSTRUCTION FORM is enclosed that reflects the number of shares of the Balanced Fund for which you are entitled to give voting instructions. In addition, a NOTICE OF SPECIAL SHAREHOLDER MEETING AND PROXY STATEMENT are attached which describe the matters to be voted on at the Special Shareholder Meeting.

From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Van Eck Worldwide Balanced Portfolio to one other portfolio available under your contract. That transfer will not count as one of the limited number of free transfers permitted each contract year. In addition, AIG Life will not exercise any rights it has reserved to impose additional restrictions on transfers until at least 30 days after the proposed liquidation. After the 30 day period you will return to the transfer rights generally available under your contract

In addition, you have the one time ability to surrender those amounts automatically tranferred to the variable account that invests in the Money Market Portfolio without payment of any associated surrender charge if the surrender is made within 30 days after the liquidation. However, there may be tax consequences associated with such surrender.

IF YOU HAVE NOT TRANSFERRED YOUR CONTRACT VALUE OUT OF THE WORLDWIDE BALANCED PORTFOLIO BY THE DATE OF THE LIQUIDATION, YOUR CONTRACT VALUE INVESTED IN SHARES OF THE WORLDWIDE BALANCED PORTFOLIO WILL BE AUTOMATICALLY TRANSFERRED TO THE MONEY MARKET PORTFOLIO.

YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date, and sign the enclosed voting instruction forms. And it is also important that you consider using your free transfer right to TRANSFER YOUR FUND VALUE out of the Van Eck Worldwide Balanced Portfolio prior to June 30, 1998.

If you have any questions regarding this matter please contact our Customer Service Department at 1-800-340-2765. We look forward to assisting you in your insurance and investment needs.


Sincerely,



Linda A. Wagner
Director of Variable Products